Dryden National Municipals Fund,
Inc.
Gateway Center Three
100 Mulberry Street,
Newark, NJ 07102-4077



			November 18, 2009


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Dryden
National Municipals Fund, Inc.
		File Nos. 2-66407 and 811-
02992

	On behalf of the Dryden National
Municipals Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
Should you have any questions, please contact me at (973) 367-7503.


	Very truly yours,

	/s/

	Grace C. Torres

	Treasurer